                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-22941 and Form S-8, No. 33-32522) pertaining to the Incentive Stock Option Plan and the Savings and Stock Investment Plan of United Bankshares, Inc. and subsidiaries, respectively, and the related Prospectus of our report dated February 10, 1995, with respect to the consolidated financial statements of United Bankshares, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                              /s/ERNST & YOUNG LLP



Charleston, West Virginia
March 20, 1995

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm, in the December 31, 1994 Annual Securities Report (Form 10-K) of United Bankshares, Inc., as Independent Certified Public Accountants and to the use of our report dated January 25, 1993 with respect to the consolidated financial statements of Financial Future Corporation and Subsidiaries as of December 31, 1992, and for each of the three years in the period ended December 31, 1992.




                                              /s/Somerville & Company



Huntington, West Virginia
March 20, 1995